Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	April 21, 2004
FAA issues RVSM Group Approval to Avcon Industries, INC.

[OLATHE, KANSAS, April 21, 2004] - Butler National Corporation (OTCBB - "BUKS") announces AVCON Industries, a wholly-owned subsidiary of Butler National Corporation, has received FAA RVSM Group Approval for its Supplemental Type Certificate number ST01195WI. AVCON began group certification flight-testing in March of 2003.

AVCON has modified and flight-tested a total of six different Learjet 20 series airplanes equipped with the AVCON RVSM solution and the JET FC-110 autopilot. The airplanes represented a wide range of Learjet model 24 and 25 serial numbers with approved wing configurations, including the Century III, Mark II, XR, SoftFlite and the original Standard wing.

AVCON is currently accepting orders for its RVSM solution and has installation slots available through November 2004. AVCON has completed eleven installations and has over 50 orders booked or pending. The current retail price for the installed RVSM solution is $156,975, plus the cost of required autopilot component inspections and repairs. The AVCON RVSM turn-key solution requires approximately two to three weeks downtime for structural and electrical modifications to replace the existing pitot and static system, and to install the approved RVSM equipment.

"FAA Group Approval is a significant accomplishment for the AVCON team. We are extremely pleased with the hard work and dedication that has gone into this project. We appreciate the effort and cooperation from the FAA in Wichita and KSR in Lawrence. This positions AVCON as the leader in providing an FAA approved RVSM solution for the Learjet 20 series. The Group Approval demonstrates AVCON's dedication to supporting classic aviation products and should significantly extend the useful life of the Learjet 20 series airplanes," commented Clark Stewart, CEO and President of Butler National Corporation.

Our Business:

About AVCON Industries, Inc.
AVCON Industries, Inc., a wholly-owned subsidiary of Butler National Corporation, offers regulatory and special mission modifications of business-size aircraft. AVCON is a Certified Repair Station (B92R922N) and offers a full range of maintenance. AVCON specializes in passenger to freighter conversions, installation of aerial photography equipment, and stability enhancing modifications for Learjet, Beechcraft, Cessna, and Dassault Falcon aircraft along with other specialized modifications.

About Butler National Corporation
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dessault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.
Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Larry W. Franke, President
Avcon Industries, Inc.
516 North Oliver, P.O. Box 748
Newton, KS 67114

William A. Griffith, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062

Jim Drewitz, Public Relations

Ph (316) 284-2842 Fax (316) 284-2844 Ph (913) 780-9595 Fax (913) 780-5088 Ph (972) 355-6070
For more information, please visit the Company web site: www.butlernational.com -End-